UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 5, 2007

Calamos Asset Management, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-51003 (Commission File Number)	32-0122554 (I.R.S. Employer Identification No.)

2020 Calamos Court Naperville, Illinois	60563
(Address of Principal Executive Offices)	(Zip Code)
REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (630) 245-7200
Not Applicable
(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index
Press Release

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          (b) On September 6, 2007, Calamos Asset Management, Inc. (“Corporation”) announced that James S. Hamman, Jr. (“Executive”), the Corporation’s Executive Vice President, General Counsel and Secretary, will be leaving the Corporation effective September 14, 2007.
          (e) The Corporation and the Executive entered into a Transition Agreement relating to Mr. Hamman’s departure, effective September 5, 2007. Pursuant to the Transition Agreement, Mr. Hamman will provide advisory services and assist the Corporation in the orderly transition of his duties and responsibilities for a transition period through December 31, 2007, or such shorter period of time as the Executive and the Corporation’s Chief Executive Officer may mutually agree or as the Corporation may determine. Mr. Hamman will receive base salary through his final day of employment on September 14, 2007, at which time all of his unvested equity awards will be forfeited and cancelled. Provided Mr. Hamman performs his duties as contemplated by the Transition Agreement he will be entitled to payment of $650,000 on September 14, 2007, and a second payment of $650,000 at the end of the advisory service period.
          The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Transition Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits
          99.1 Press Release of Calamos Asset Management issued September 6, 2007, announcing James S. Hamman, Jr.’s departure from the Corporation.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALAMOS ASSET MANAGEMENT, INC.
Date: September 6, 2007	By:	/s/ Scott Craven Jones
Scott Craven Jones
Executive Vice President and Chief Administrative Officer

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Exhibit Index

Exhibit Number	Description

99.1	Press release dated September 6, 2007 issued by the Corporation announcing James S. Hamman, Jr.’s departure from the Corporation.